                                                                EXHIBIT (d)(4)

                                    FORM OF
                             STOCKHOLDER AGREEMENT

          STOCKHOLDER AGREEMENT (this "Agreement"), dated as of July 16, 2000,
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among Career Holdings, Inc., a Delaware corporation ("Parent"), CB Acquisition
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Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"),
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and the undersigned stockholder (the "Stockholder") of CareerBuilder, Inc., a
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Delaware corporation (the "Company").
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          WHEREAS, Parent, Sub and the Company propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") to provide for the making of a
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cash tender offer (as such offer may be amended from time to time, the "Offer")
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by Sub for any and all shares of common stock, par value $.001 per share, of the Company (the "Common Stock") at the Offer Price (as defined in the Merger
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Agreement) and the merger of the Company and Sub (the "Merger");
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          WHEREAS, the Stockholder legally and/or beneficially owns that number of shares of Common Stock appearing on the signature page hereof (such shares, as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "Adjustment Event")
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being referred to herein as the "Subject Shares"); and
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          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholder enter into this Agreement;

          NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of the Stockholder. The Stockholder
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     hereby represents and warrants to Parent and Sub as follows:

          (a) Authority. The Stockholder has all requisite power and authority
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     to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (b) The Shares. The Stockholder has good and marketable title to the
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     Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Common Stock other than the Subject Shares.

          2. Representations and Warranties of Parent and Sub. Parent and Sub
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hereby represent and warrant to the Stockholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

          3. Covenants of the Stockholder. From and after the date hereof
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through and including the Option Expiration Date, the Stockholder agrees as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person other than Sub or Sub's designee or

/1/  Section 1(b) of David C. Wetmore's Stockholder Agreement reads as follows:

     (b) The Shares. The Stockholder has good and marketable title to the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Common Stock other than the Subject Shares, except 111,555 shares owned by the Stockholder. In addition, 400,000 shares are held of record by the Stockholder's adult children.

     (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

          (d) The Stockholder shall not, nor shall the Stockholder permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal in any manner inconsistent with the provisions of the Merger Agreement.

          (e) So long as the Merger Agreement has not been terminated, the Stockholder shall tender pursuant to the Offer, and not withdraw, all of the Subject Shares.

          4. Further Assurances. The Stockholder will, from time to time,
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execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          5. Assignment. Neither this Agreement nor any of the rights,
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interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

          6. Termination. Except as otherwise provided herein, this Agreement
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shall terminate upon the earlier of (i) the Effective Time, and (ii) a valid termination of the Merger Agreement.

          7. General Provisions.
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          (a) Expenses. Except as otherwise expressly provided in the Merger
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     Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement.

          (b) Specific Performance. The parties hereto agree that irreparable
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     damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in any action, suit or proceeding arising in connection with this Agreement and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (c) Notice. All notices, requests, demands and other communications
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     hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

          (i)      if to Parent or Sub, to:

                   Career Holdings, Inc.
                   c/o Tribune Company
                   435 North Michigan Avenue
                   Chicago, Illinois 60611
                   Attention:  David Hiller
                   Facsimile:  312-222-3334

                   with a copy to:

                   KnightRidder.com, Inc.
                   50 West San Fernando Street
                   7th Floor
                   San Jose, California 95113
                   Attention:  Dan Finnigan
                   Facsimile:  408-938-6099

                   and to:

                   Sidley & Austin
                   Bank One Plaza
                   10 South Dearborn Street
                   Chicago, Illinois 60603
                   Attention:  Larry A. Barden
                   Facsimile:  312-853-7036

                   and to:

                   Orrick, Herrington & Sutcliffe LLP
                   One Federal Reserve Bank Building
                   400 Sansome Street
                   San Francisco, California 94111
                   Attention:  Peter Lillevand
                   Facsimile:  415-773-4283

          (ii)     if to the Stockholder, to:

              with a copy to:



          (d) Parties in Interest. This Agreement shall inure to the benefit of
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     and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent, Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          (e) Entire Agreement; Amendments. This Agreement contains the entire
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     agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

          (f) Headings. The section headings herein are for convenience only and
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     shall not affect the construction of this Agreement.

          (g) Counterparts. This Agreement may be executed in one or more
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     counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

          (h) Governing Law. This Agreement shall be governed by, and construed
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     in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (i) Capitalized Terms. Capitalized terms not otherwise defined in this
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     Agreement shall have the meanings set forth in the Merger Agreement.

          (j) Severability. If any term or other provision of this Agreement is
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     invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          9. No Limitations on Actions of the Stockholder as a Director.
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Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of the Company./2/







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/2/ This Section 9 does not appear in the Stockholder Agreements of James A. Winchester, John F. Burton, Bernard Goldsmith and Mark I. Gruhin

          IN WITNESS WHEREOF, each of Parent and Sub has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has duly signed this Agreement, all as of the date first written above.


                                            CAREER HOLDINGS, INC.


                                            By:  _______________________________
                                                 Name:
                                                 Title:


                                            CB ACQUISITION CORP.


                                            By:  _______________________________
                                                 Name:
                                                 Title:


                                            STOCKHOLDER


                                            _________________________________

                                            Number of shares of Common Stock
                                            owned by the Stockholder on the date
                                            hereof:

                                           _______________

                                   SCHEDULE

          List of Parties to the Stockholder Agreements and Shares Held as Described in Exhibit (d)(4)(A) to this Schedule TO.

                       Stockholder                            Shares Owned
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          New Enterprise Associates VI, Limited
            Partnership                                          3,930,446
          NEA President's Fund, L.P.                                78,947
          NEA Ventures 1996, L.P.                                   13,158
          Robert J. McGovern                                     3,100,540
          Robert McGovern Bypass Trust                             250,000
          James A. Winchester                                      693,750
          FBR Technology Venture Partners                          686,699
          David C. Wetmore                                      619,480(1)
          Bernard Goldsmith                                        494,480
          John F. Burton                                           376,000
          Mark I. Gruhin                                           504,703
         (1) 467,925 shares subject to Stockholder Agreement.

          The number of shares is as reported by each stockholder in each stockholder's respective Stockholder Agreement.